EXHIBIT 16.1

2015 LINCOLN HIGHWAY
P.O. BOX 988
EDISON, NJ 08818-0988

PHONE: 732.287.1000
FAX: 732.287.3200

WWW.AMPER.COM

August 26, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C.,  20549-7561

Dear Sirs/Madams:

We have read Photomedex, Inc.’s statements included under Item 4.01 on its Form 8-K/A filed on August 26, 2010 and we agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

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